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  As filed with the Securities and Exchange Commission on December 4, 1995
___________________________________________________________________________



                                  FORM 8-A

                     SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.
                                   20549


             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



                      ENSCO INTERNATIONAL INCORPORATED
           (Exact name of registrant as specified in its charter)



               DELAWARE                                76-0232579
(State of incorporation or organization)       (I.R.S. Employer I.D. No.)


2700 FOUNTAIN PLACE, 1445 ROSS AVENUE, DALLAS, TEXAS   75202-2792
        (Address of principal executive office)        (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class               Name of each exchange on which
         to be so registered               each class is to be registered
--------------------------------------     ------------------------------

Common Stock, par value $.10 per share     New York Stock Exchange, Inc.


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [__]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [__]


Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
                              (Title of Class)
___________________________________________________________________________





Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          A description of the ENSCO International Incorporated (the "Company") common stock, par value $.10 per share, is
          incorporated  by   reference  to  Exhibit   3.1,  Certificate  of
          Incorporation of the Company, as amended, filed with the Company's Form 10-K for the year ended December 31, 1994.


Item 2.   EXHIBITS

          EXHIBIT NO.    DESCRIPTION OF EXHIBIT
          -----------    ----------------------

                1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, File No. 1-8097)

                2 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's
                         Annual Report on Form 10-K for the year ended December 31, 1992, File No. 1-8097)

                3        Form of Rights Agreement dated as of February  21,
                         1995   between  the  Company  and  American  Stock
                         Transfer & Trust Company, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock of the Company, as Exhibit B the Form of Right Certificate, and as Exhibit C the Summary of Rights to Purchase Shares of Preferred Stock of the Company (incorporated by reference to
                         Exhibit   1   to  the   Registrant's  Registration
                         Statement on Form 8-A dated February 23, 1995)



                                 SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        ENSCO INTERNATIONAL INCORPORATED


Date:   December 4, 1995                By:  /s/  H. E. Malone
        ----------------                     ---------------------------
                                             H. E. Malone, Controller &
                                             Chief Accounting Officer